UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2006

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On November 1, 2006, Occam Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Thomas Weisel Partners LLC, Jefferies & Company, Inc., Canaccord Adams Inc., and Merriman Curhan Ford & Co. (the “Underwriters”), relating to the public offering, issuance and sale of 5,250,000 shares of the Company’s common stock (the “Offering”). Of the 5,250,000 shares, 3,750,000 shares of common stock are offered by the Company and 1,500,000 shares of common stock are offered by certain selling stockholders. The public offering price of the Offering is $14.00 per share, and the Underwriters have agreed to purchase all of the 5,250,000 shares from the Company and the selling stockholders pursuant to the Underwriting Agreement. The Company and certain selling stockholders, together with certain members of management, have granted the underwriters a 30-day option to purchase up to an additional 787,500 shares, solely to cover over-allotments, if any, of which the Company may sell up to an additional 32,500 shares. The Company expects to receive net proceeds from the sale of the 3,750,000 shares of common stock being sold by it in the offering of approximately $48.3 million after deducting underwriting discounts and commissions and estimated offering expenses. The Offering is being made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-134318), as amended, which was previously filed with the Securities and Exchange Commission. The Offering is expected to close on or about November 7, 2006, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

This offering of the shares of common stock may be made only by means of a prospectus, a copy of which can be obtained from the offices of Thomas Weisel Partners LLC at 1-800-933-3445 or by visiting the SEC’s website at www.sec.gov. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

On November 2, 2006, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, Thomas Weisel Partners LLC, Jefferies & Company, Inc., Canaccord Adams Inc., and Merriman Curhan Ford & Co. dated November 1, 2006

99.1	Press Release dated November 2, 2006 of Occam Networks, Inc. regarding the pricing of its common stock offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ CHRISTOPHER B. FARRELL
Christopher B. Farrell Chief Financial Officer

Date: November 2, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, Thomas Weisel Partners LLC, Jefferies & Company, Inc., Canaccord Adams Inc., and Merriman Curhan Ford & Co. dated November 1, 2006

99.1	Press Release dated November 2, 2006 of Occam Networks, Inc. regarding the pricing of its common stock offering